UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013

SILVERCREST ASSET MANAGEMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35733	45-5146560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 38th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 649-0600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On November 18, 2013, the Stockholders’ Agreement among Silvercrest Asset Management Group Inc. (the “Company”) and the holders of Class B common stock of the Company terminated in accordance with its terms upon G. Moffett Cochran ceasing to be the Chief Executive Officer of the Company.  Pursuant to the terms of the Stockholders’ Agreement, the holders of Class B common stock of the Company agreed to vote all their shares of Class B common stock together on any matter submitted to the Company’s common stockholders for a vote in accordance with the determination of the Executive Committee of Silvercrest L.P.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company sadly announced today that G. Moffett Cochran, who was the Company’s Chairman, Chief Executive Officer and co-founder, died yesterday.

On November 18, 2013, the Company announced that its Board of Directors appointed Richard R. Hough III, the Company’s President and Chief Operating Officer and a member of its Board of Directors, as Acting Chief Executive Officer.

Copies of the news releases are attached as Exhibits 99.1 and 99.2 and are incorporated into this report by reference.

Item 8.01 Other Events.

On November 18, 2013, the Company announced that G. Moffett Cochran entered the hospital in critical condition as a result of his previously disclosed medical condition.

A copy of the news release is attached as Exhibit 99.3 and is incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release of Silvercrest Asset Management Group Inc. dated November 18, 2013 appointing Richard R. Hough III as Acting Chief Executive Officer.

99.2	Press release of Silvercrest Asset Management Group Inc. dated November 19, 2013.

99.3	Press release of Silvercrest Asset Management Group Inc. dated November 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2013

Silvercrest Asset Management Group Inc.

By:	/s/ Scott A. Gerard
Name: Scott A. Gerard
Title: Chief Financial Officer

Exhibits

Exhibit No.	Description

99.1	Press release of Silvercrest Asset Management Group Inc. dated November 18, 2013 appointing Richard R. Hough III as Acting Chief Executive Officer.

99.2	Press release of Silvercrest Asset Management Group Inc. dated November 19, 2013.

99.3	Press release of Silvercrest Asset Management Group Inc. dated November 18, 2013.